EXHIBIT 21


                              LIST OF SUBSIDIARIES


Name of Subsidiary                                      State of Incorporation
------------------                                      ----------------------

Legg Mason Wood Walker, Incorporated                            Maryland
Howard Weil Financial Corporation                               Louisiana
Howard, Weil, Labouisse, Friedrichs Incorporated (1)            Louisiana
Western Asset Management Company                                California
Legg Mason Real Estate Services, Inc.                           Pennsylvania
Legg Mason Dorman & Wilson, Inc. (2)                            Maryland
Legg Mason Merchant Banking, Inc.                               Maryland
Legg Mason Fund Adviser, Inc.                                   Maryland
Legg Mason Capital Management, Inc.                             Maryland
Legg Mason Realty Group, Inc.                                   Maryland
Legg Mason Mortgage Capital Corporation                         Maryland
Legg Mason Trust Company                                        Maryland
LM Financial Partners, Inc.                                     Maryland
Gray, Seifert & Co., Inc.                                       New York
Batterymarch Financial Management, Inc.                         Maryland
Orchard Financial Services, Inc.                                Maryland
Bartlett & Co.                                                  Ohio
Bartlett Real Estate, Inc. (3)                                  Ohio
Legg Mason Holdings Limited                                     England
                                                                  and Wales
Western Asset Global Management Limited (4)                     England
                                                                  and Wales
Brandywine Asset Management, Inc.                               Delaware

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(1)  Subsidiary of Howard Weil Financial Corporation
(2)  Was merged into Legg Mason Real Estate Services, Inc. on April 1, 1999
(3)  Subsidiary of Bartlett & Co.
(4)  Subsidiary of Legg Mason Holdings Limited